UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 11, 2018
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd.,
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)
(410) 970-7800
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into Material Definitive Agreements.

Amended and Restated Credit and Security Agreement

On May 11, 2018, GSE Systems, Inc. ("GSE") and its wholly owned subsidiary GSE Performance Solutions, Inc. ("Performance Solutions" and collectively with GSE, the "Borrower"), entered into an Amended and Restated Credit and Security Agreement (the "Credit Agreement") with Citizens Bank, National Association (the "Bank"), amending and restating the Borrower's existing Credit and Security Agreement with the Bank, which included a $5.0 million asset-based revolving credit facility between Borrower and the Bank, to now include (a) a $5.0 million revolving credit facility not subject to a borrowing base, including a letter of credit sub-facility, and (b) a $25.0 million delayed draw term loan facility available for 18 months and to be drawn at multiple times to finance certain permitted acquisitions by Borrower.  The credit facilities mature in five years and bear interest at LIBOR plus a margin that varies depending on the overall leverage ratio of the Borrower and its subsidiaries.  Revolving loans are interest-only with principal due at maturity, while term loans require monthly payments of principal and interest based on an amortization schedule.  The Borrower's obligations under the Credit Agreement are guaranteed by GSE's wholly-owned subsidiaries Hyperspring, LLC, and Absolute Consulting, Inc., and by any future material domestic subsidiaries including True North (defined below) (collectively, the "Guarantors").  The credit facilities are secured by liens on all assets of the Borrower and the Guarantors.

The Credit Agreement contains customary covenants and restrictions typical for a financing of this type that, among other things, require the Borrower to satisfy certain financial covenants and restrict the Borrower's and Guarantors' ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, enter into sale-leaseback transactions, transfer and sell material assets and merge or consolidate.  Non-compliance with one or more of the covenants and restrictions after any applicable grace period could result in the obligations under the Credit Agreement becoming immediately due and payable and termination of the credit facilities.  In addition to non-compliance with covenants and restrictions, the Credit Agreement also contains other customary events of default.  If an event of default under the Credit Agreement occurs and is continuing, then the Bank may declare the obligations under the Credit Agreement to be immediately due and payable and may terminate the credit facilities.

The Borrower intends to continue using the revolving line of credit for short-term working capital needs and the issuance of letters of credit in connection with business operations.  The Borrower intends to use the delayed draw term loan facility to fund acquisitions of businesses consistent with its acquisition strategy.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Membership Interest Purchase Agreement

On May 11, 2018, GSE, through Performance Solutions, entered into a membership interest purchase agreement (the "True North Purchase Agreement") with Donald R. Horn, Jenny C. Horn, and True North Consulting LLC ("True North").  Pursuant to the True North Purchase Agreement, Performance Solutions purchased 100% of the membership interests in True North for $9.75 million, subject to customary pre- and post-closing working capital adjustments.  The transactions contemplated by the True North Purchase Agreement closed simultaneously with its execution and delivery.

True North is a provider of technical engineering solutions to nuclear and fossil fuel power plants with an emphasis on regulatory-driven ASME code programs.  Located in Montrose, Colorado, True North is a well-regarded service provider to leading companies in the power industry.  During the twelve months ending December 31, 2017, True North generated revenue of approximately $11 million, of which approximately 85% came from the nuclear power industry.

The True North Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions subject to certain limitations.  An escrow of $1.46 million was funded at the closing and is available to GSE and Performance Solutions to promote retention of key personnel and satisfy indemnification claims for 18 months after the closing.

The foregoing description of the True North Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the True North Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The transactions contemplated by the True North Purchase Agreement were consummated on May 11, 2018.  Following these transactions, GSE's pro forma total cash is approximately $12.4 million.  The description set forth in Item 1.01 above with respect to the True North Purchase Agreement is hereby incorporated by reference into this Item 2.01 and is qualified in its entirety by reference to the True North Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than in respect of the True North Purchase Agreement, there is no material relationship between True North and GSE or any of GSE's affiliates, directors, or officers, or any associate of GSE's directors or officers.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement set forth above in Item 1.01 hereby incorporated by reference into this Item 2.03 and is qualified by reference to the Credit Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 14, 2018, GSE issued a press release announcing the closing of the True North Purchase Agreement and the Credit Agreement.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.  The information in this Item 7.01 and in Exhibit 99.2 to this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this Item with respect to the transactions contemplated by the True North Purchase Agreement will be filed as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item with respect to the transactions contemplated by the True North Purchase Agreement will be filed as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits

The following materials are filed or furnished as exhibits to this Current Report on Form 8-K:

2.1
Membership Interest Purchase Agreement, dated as of May 11, 2018, between True North Consulting LLC, Donald R. Horn, Jenny C. Horn, GSE Performance Solutions, Inc., and Donald R. Horn in his capacity as Seller Representative*

99.1
Amended and Restated Credit and Security Agreement, dated as of May 11, 2018, by and among Citizens Bank, National Association, as Bank, and GSE Systems, Inc. and GSE Performance Solutions, Inc., as Borrower

99.2	Press Release issued May 14, 2018, by GSE Systems, Inc. regarding the True North Purchase Agreement and the Credit Agreement

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. GSE agrees to furnish a copies of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer

Date: May 14, 2018